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                                                                    EXHIBIT 10.3

                               BYLAW PROVISIONS


     Waiver of Maryland Business Combination Statute.  The following resolution
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waiving the terms of Section 3-602 of the Maryland General Corporation Law as to
Buyer, the Purchase Agreement and the transactions contemplated thereby are adopted:

          RESOLVED, that pursuant to Section 3-603(e)(1)(ii) of the Maryland General Corporation Law (the "MGCL"), the Board of Directors hereby irrevocably exempts from the provisions of Section 3-602 of the MGCL, as it may be amended from time to time, any and all "business combinations" (as defined in Section 3-601(e) of the MGCL, as it may be amended from time to time) that the Corporation may enter into or be a party to or with or involving Prometheus Western Retail, LLC or any of its existing or future "affiliates" (as defined in Section 3-601(b) of the MGCL, as it may be amended from time to time).

     Amendment of Bylaws to Waive Maryland Control Share Statute.  The following
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resolution amending the Company's bylaws to waive the terms of Section 3-702 of the Maryland General Corporation Law as to Buyer, the Purchase Agreement and the transactions contemplated thereby are adopted:

          RESOLVED, that the bylaws of the Corporation are hereby amended by adding the following paragraph at the end of Section 9 of Article II:

               "Notwithstanding any other provision of the Charter of the Corporation or these bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law (the "MGCL"), as it may be amended from time to time, shall not apply to any acquisitions of shares of capital stock of any class of the Corporation made at any time by Prometheus Western Retail, LLC or any of its existing or future "affiliates" (as defined in Section 3-601(b) of the MGCL, as it may be amended from time to time). Any amendment, modification, alteration or repeal of any provision of this paragraph shall not eliminate, restrict or otherwise limit such exemption with respect to any such acquisitions that have been consummated, or are the subject of an existing agreement entered into prior to the amendment, modification, alteration or repeal."

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